UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 1, 2014

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

Notes Offering; Press Release; Investor Presentation

 On October 1, 2014, BPZ Resources, Inc. (the “Company”) commenced the offering and marketing of $150 million aggregate principal amount of senior secured notes due 2019 (the “Notes”). The Company intends to use the net proceeds from the offering of the Notes to repay its outstanding indebtedness under its 6.50% Convertible Senior Notes due 2015 and for general corporate purposes, including without limitation, funding a portion of the Company’s planned capital expenditures for field development and drilling in 2014 and 2015 and infrastructure. The Company’s obligations under the Notes will, subject to certain exceptions, be secured by first priority liens on substantially all of its assets and are guaranteed by certain of the Company’s subsidiaries.

On October 1, 2014, the Company issued a press release announcing the offering of the Notes. A copy of the press release dated October 1, 2014 is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Beginning on October 1, 2014, in connection with the offering and marketing of the Notes, the Company intends to provide certain non-public information to potential investors and other parties as part of its marketing and sale activities. This information will be contained within a presentation shown and delivered to the Company’s potential investors and other parties. A presentation with materially all of that information is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Non-GAAP Financial Measures; Risk Factors

In connection with marketing the offering of Notes described above under Item 7.01 in this Current Report, the Company intends to provide certain information to potential investors and other parties, including credit rating agencies. Certain items of this information have not previously been provided to the public, including the following:

●             The present value of future net pre-tax cash flows attributable to estimated net proved reserves, discounted at 10% per annum (“PV-10”)*:

The estimates of the Company’s reserves as of December 31, 2013 are based on the report prepared by Netherland, Sewell & Associates, Inc., an independent reserve engineering firm. All of the Company’s proved reserves are in the Corvina and Albacora offshore fields in Block Z-1 located in northwest Peru. The 2013 reserve report as prepared by Netherland, Sewell & Associates, Inc. used a $105.32 per barrel price, which is the 12-month unweighted arithmetic average of the first-day-of-the month contract price for each month in the period January through December 2013. The oil price used is based on the terms of existing oil sales contract for these properties. For further information about the basis of presentation of these amounts, see “Supplemental Oil & Gas Disclosures.”

As of December 31, 2013, the Company owned a 51% working interest in the Corvina and Albacora fields that requires Peruvian government royalties of 5% to 20% of revenue depending on the level of production. The effect of these royalty interest payments is reflected in the calculation of the Company’s net proved reserves. The Company’s estimate of proved reserves has been prepared under the assumption that its license contract will allow production for the possible 40-year term for both oil and gas.

Actual
(In MBbls)
Proved Developed Producing	3,209
Proved Developed Not Producing	-
Proved Undeveloped	12,915
Total	16,124

Future Net Revenues, Discounted @ 10% (in thousands) (“PV-10”)	$791,623

●            EBITDAX* financial measures of the Company’s operating and financial performance:

	For the Year Ended December 31,			Six Months Ended June 30,
	2013	2012	2011	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
			(in thousands)
EBITDAX	$(2,586)	$36,455	$53,421	$20,692	$(3,942)

●             Updated risk factors related to the Company’s operations:

In addition to providing the non-GAAP financial measures above, the Company has updated its risk factors in its disclosures to potential investors related to the offering of the Notes. A copy of the Company’s updated risk factors is set forth in Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

*PV-10 and EBITDAX are non-GAAP financial measures that are reconciled to the most directly comparable GAAP measures below.

Reconciliation of PV-10

The following table is a reconciliation of PV-10 to the Company’s standardized measure of discounted future net cash flows, which is the most directly comparable financial measure calculated in accordance with GAAP.

December 31, 2013
(in thousands)
Estimated pre-tax future net cash flows	$1,249,114
10% annual discount for estimated timing of cash flows	(457,491)
Discounted pre-tax future net cash flows (PV-10) (1)	791,623
Estimated future income taxes discounted at 10% for estimated timing of cash flows	(113,573)
Standardized measure of discounted future net cash flows relating to proved natural gas, natural gas liquids and crude oil reserves	$678,050

(1) The present value of future net pre-tax cash flows attributable to estimated net proved reserves, discounted at 10% per annum (“PV-10”), is a computation of the standardized measure of discounted future net cash flows on a pre-tax basis. PV-10 is considered a non-GAAP financial measure under the SEC’s regulations. The standardized measure is computed on the same basis as PV-10 but includes a provision for the estimate of future incomes taxes, related to the pre-tax cash flows, discounted at 10%. The Company believes investors, creditors and others in the oil and gas industry may utilize PV-10 as a basis for comparison of the relative size and value of the Company’s reserves to other companies without regard to the specific tax characteristics of such entities. PV-10, however, is not a substitute for the standardized measure. Neither the PV-10 measure nor the standardized measure are intended to represent the fair value of the Company’s oil and natural gas properties.

Reconciliation of EBITDAX

EBITDAX figures have been included in these disclosures to provide investors with a supplemental measure of the Company’s operating performance on a pro forma basis. EBITDAX is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

EBITDAX represents earnings before interest, income taxes, depletion, depreciation and amortization, exploration expense and certain non-cash charges. The Company believes this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of whom present EBITDAX when reporting their results. The Company’s presentation of EBITDAX should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items.

EBITDAX has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company’s operating results or cash flows as reported under GAAP. Some of these limitations are:

●	it does not reflect the Company’s cash expenditures, or future requirements, for capital and exploratory expenditures or contractual commitments;
●	it does not reflect changes in, or cash requirements for, the Company’s working capital needs;
●	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt;
●	although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDAX does not reflect any cash requirements for such replacements;
●	it is not adjusted for all non-cash income or expense items that are reflected in the Company’s statements of cash flows; and
●	other companies in the oil and gas industry may calculate EBITDAX differently than the Company does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDAX should not be considered as a measure of discretionary cash available to the Company to invest in the growth of its business. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDAX only for supplemental purposes. The Company’s GAAP financial results are as provided in its most recent financial statements included in its Form 10-Q for the period ended June 30, 2014, filed with the SEC on August 8, 2014.

The following table sets forth a reconciliation of net loss as determined in accordance with GAAP to EBITDAX for the periods indicated.

	For the Year Ended December 31,			Six Months Ended June 30,
	2013	2012	2011	2014	2013
	(in thousands)

Net loss	$(57,711)	$(39,089)	$(33,827)	$(6,119)	$(32,424)
Interest expense	16,158	16,115	19,772	7,350	8,578
Loss on extinguishment of debt	7,222	7,318	—	1,245	3,786
Income tax expense (benefit)	(5,775)	(15,614)	2,435	4,075	(47)
Depreciation, depletion and amortization expense	27,214	45,873	38,944	12,115	14,859
Geological, geophysical and engineering expense	2,184	43,787	12,917	2,091	1,104
Dry hole costs	—	—	13,082	—	—
Other operating expense	4,430	2,266	—	—	—
Other (income) expense	3,934	53	(1,948)	(304)	931
(Gain) loss on derivatives	(242)	2,610	2,046	239	(729)
Gain on divestiture	—	(26,864)	—	—	—
EBITDAX	$(2,586)	$36,455	$53,421	$20,692	$(3,942)

The above information is being furnished under Item 7.01 of Form 8-K and shall not deemed to be "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01                          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated October 1, 2014.
Exhibit 99.2	Investor Presentation
Exhibit 99.3	Updated Risk Factors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: October 2, 2014	By:	/s/ Richard S. Menniti
	Name:	Richard S. Menniti
	Title:	Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated October 1, 2014.
Exhibit 99.2	Investor Presentation
Exhibit 99.3	Updated Risk Factors